Exhibit 31.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Peter H. Stratton, Jr., certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Destination XL Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	May 31, 2022	By:	/s/ Peter H. Stratton, Jr.
Peter H. Stratton, Jr.
Executive Vice President, Chief Financial Officer and Treasurer